UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2006

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Hwy. 271 N. Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2006, Pilgrim’s Pride Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto, amending the Company’s Credit Agreement, dated as of September 21, 2006 (the “Credit Agreement”).

The First Amendment amended the Credit Agreement to permit the pledge of certain leasehold estates. Additionally, the First Amendment amended the Credit Agreement to facilitate the refinancing of amounts outstanding under the Fourth Amended and Restated Note Purchase Agreement, dated November 18, 2003 (the “Note Purchase Agreement”), among the Company, John Hancock Life Insurance Company (“John Hancock”), ING Capital LLC and the other parties named therein. The amount of the aggregate commitment under the Credit Agreement remained unchanged.

A copy of the First Amendment is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the First Amendment is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the First Amendment and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 15, 2006, the Company repaid all of the amounts outstanding under the Note Purchase Agreement and terminated the Note Purchase Agreement and all agreements executed in connection therewith. The Company funded the repayment of the principal amount outstanding under the Note Purchase Agreement of $90,041,694.77 by refinancing such amount through an advance by John Hancock under the Credit Agreement. As a result of the early repayment, the Company was required to pay a $320,000 termination penalty to certain lenders under the Note Purchase Agreement.

Prior to the repayment and termination, the Note Purchase Agreement contained certain financial covenants with respect to the Company, including minimum consolidated net worth, minimum consolidated working capital, minimum current ratio, minimum fixed charge coverage ratio and a maximum funded debt to capitalization ratio covenants. The Note Purchase Agreement also contained certain restrictions on indebtedness, dividends, payments, liens and investments, and customary events of default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.01	First Amendment to Credit Agreement, dated as of December 13, 2006, by and among the Company, as borrower, CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: December 19, 2006	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Index to Exhibits

Exhibit Number	Description
10.01	First Amendment to Credit Agreement, dated as of December 13, 2006, by and among the Company, as borrower, CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto.